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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      September 19, 1997 (October 3, 1997)


                           NORRIS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                    0-20734                  None
(State or other jurisdiction of      (Commission       (I.R.S. Empl. Ident. No.)
 incorporation or organization)      File Number)


          13114 Evening Creek Drive South, San Diego, California 92128
               (Address of principal executive offices) (Zip Code)


                                 (619) 679-1504
              (Registrant's telephone number, including area code)

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of businesses acquired.
              None

         (b) Pro forma financial information.
              None

         (c) Exhibits
              3.3 Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock filed on September 19, 1997

ITEM 9.  SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S

On September 19, 1997, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Redeemable Convertible Preferred Stock with the Delaware Secretary of State, designating 100,000 shares of its preferred stock ("Series A Stock"). The Series A Stock has voting rights equal to the number of shares of Common Stock into which the Series A Stock is convertible. Dividends of 8% per annum are cumulative and may be payable in cash or shares of Common Stock, at the Company's election. The Series A Stock has a liquidation preference of $10.00 per share, plus accrued and unpaid dividends, with no participation after the preference is paid.

The Series A Stock is convertible into shares of Common Stock computed by dividing $10.00 plus accrued and unpaid dividends by the lesser of (i) $0.0875 or (ii) 80% of the average closing bid price for the Common Stock for the ten trading days immediately following any and each distribution in shares, subdivision, split up, combination, reclassification, or other change in Common Stock. There are not currently sufficient authorized but unissued shares of Common Stock available for conversion of the Series A Stock and the Company is obligated to take appropriate corporate action to authorize additional shares of its Common Stock, to be reserved and kept available solely for issuance upon the conversion of the Series A Stock.

The Company is required to redeem the Series A Stock on September 1, 2000 ("Mandatory Redemption Date") and upon the occurrence of certain other events. The Company may redeem the Series A Stock earlier only if there are sufficient shares available for conversion of the Series A Stock. The redemption price is $10.00 per share plus accrued and unpaid dividends if there are sufficient shares available for conversion of the Series A Stock, otherwise the redemption price is equal to the greater of (i) $10.00 per share plus accrued and unpaid dividends or (ii) an amount equal to a five day market price multiplied by the shares into which the Series A Stock would be convertible if shares were authorized, plus a 10% premium. If sufficient shares of Common Stock for conversion of the Series A Stock are not authorized by March 31, 1998, the dividend rate shall be increased to 12% until sufficient shares are authorized and the Mandatory Redemption Date shall be accelerated to December 31, 1998.

In September 1997, the Company issued 82,000 shares of the Series A Stock for $820,000 cash to eight accredited investors in the United States and to five qualified investors outside of the United States. The Securities issued to non-United States investors (52,500 shares) were issued in accordance with Regulation S of the Securities Act of 1933. The issuance of such securities to United States investors (29,500 shares) was exempt from registration under the Securities Act of 1933 pursuant to section 4(2) thereof and regulation D promulgated thereunder. An appropriate legend was placed on the Series A Stock and will be placed on the shares issuable upon conversion of the Series A Stock unless registered under the Act prior to issuance, or exempt from registration. The Company has agreed for the benefit of United States investors to file a registration statement on the stock obtained on conversion of the Series A Stock as soon as the Company is eligible to use Form S-3 and when the Company has sufficient authorized shares of Common Stock available for issuance.



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Net proceeds from the sale of the Series A Stock of approximately $780,000 is intended for (i) development and engineering on the Company's Flashback Audio(TM) technology and other technologies, (ii) marketing to new OEM customers, (iii) reduction of accounts payable and (iv) for general working capital.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NORRIS COMMUNICATIONS, INC.




Date: October 3, 1997                  By: /s/ ALFRED H. FALK
                                          --------------------------------
                                          Alfred H. Falk
                                          President



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